AMENDED EMPLOYMENT AGREEMENT

           AMENDED EMPLOYMENT AGREEMENT, dated as of July 29, 1997, by and between STEVEN MADDEN, LTD., a New York corporation with offices at 52-16 Barnett Avenue, Long Island City, N.Y. 11104 (the "Corporation"), and STEVEN MADDEN, an individual residing at 300 Mercer Street New York, New York 10003 (the "Executive").

                                   WITNESSETH

           WHEREAS, Corporation has entered into an employment agreement with Executive dated as of September 1, 1993 (the "Prior Employment Agreement"), which Corporation and Executive desire to amend;

           WHEREAS, Corporation desires to secure the services of Executive upon the terms and conditions hereinafter set forth;

           WHEREAS,   Executive  desires  to  continue  to  render  services  to
Corporation upon the terms and conditions hereinafter set forth; and

           WHEREAS, in partial consideration of the execution of this Agreement and the performance by Executive of his duties hereunder, the Corporation has granted the Executive options to purchase up to 500,000 shares of Common Stock of the Corporation par value $.000l per share.

           NOW, THEREFORE, the parties mutually agree as following:

           Section 1. EMPLOYMENT. Corporation hereby employs Executive and Executive hereby accepts such employment, as an executive of Corporation, subject to the terms and conditions set forth in this Agreement

           Section 2. DUTIES. Executive shall serve as the President, Chief Executive Officer and Chairman of the Board of Directors of Corporation and shall properly perform such duties as may be assigned to him from time to time by the Board of Directors of the Corporation. If requested by Corporation, Executive shall serve on any committee of Corporation's Board of Directors without additional compensation. During the term of this Agreement, Executive shall devote substantially all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

           Section 3. TERM OF EMPLOYMENT.

                      (a) The term of Executive's employment, unless sooner terminated as provided herein, shall be for a period of ten (10) years commencing January 1, 1998 (the "Term").

           Section 4. COMPENSATION OF EXECUTIVE.

                      4.1 SIGNING BONUS; SALARY. Upon execution of this Agreement, Corporation shall pay to Executive a signing bonus of $200,000. Corporation shall pay to Executive the following base salary ("Base Salary") for his services hereunder, less such deductions as shall be required to

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be withheld by applicable law and regulations: Two Hundred Seventy-Five Thousand
($275,000) Dollars for each twelve (12) month period commencing January 1, 1998 and ending December 31, 1999; Three Hundred Thousand ($300,000) Dollars for the twelve (12) month period commencing January 1, 2000; and, for each 12-month period thereafter, an amount equal to the Base Salary for the previous 12-month period plus ten percent (10%) of such Base Salary.

                    4.2 TIME OF PAYMENT. All salaries payable to Employee shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Corporation makes payment of its regular payroll in the regular course of business.

                    4.3 DISCRETIONARY BONUS. Executive shall be entitled to such Bonus[es](in cash, capital stock or other property) (the "Discretionary Bonus") as the Board of Directors of the Corporation may determine from time to time in its sole discretion.

                    4.4 EXPENSES. In addition to those expenses expressly set forth herein, Corporation shall provide to Executive a Fifty Thousand Dollar ($50,000) annual non-accountable expense allowance. Additionally, Corporation shall, at the direction of Executive, either reimburse Executive for, or directly pay the costs of, membership dues for any professional organizations that Executive chooses to join.

                    4.5 AUTOMOBILE ALLOWANCE. With respect to Executive's use of an automobile in connection with the performance of his duties hereunder, Corporation shall, at the direction of Executive, either reimburse Executive for, or directly pay the costs of, the use of an automobile during the Term of this Agreement and all usual expenditures in connection therewith; i.e., fuel, insurance, parking, customary maintenance and repairs, etc. The type of automobile, which may be changed during the Term and shall not have a suggested retail selling price in excess of Fifty Thousand Dollars ($50,000), shall be selected by Executive.

                    4.6 BENEFITS. Executive shall be entitled to participate in such pension, profit sharing, group insurance, option plans, hospitalization, and group health and benefit plans and all other benefits and plans as Corporation provides to its senior executives.

            Section 5.  TERMINATION.

                    5.1 DEATH. This Agreement shall terminate upon the death of Executive; PROVIDED, HOWEVER, that Corporation shall continue to pay to the estate of Executive the appropriate salary as set forth in Section 4.1 hereof for the twelve (12) month period immediately subsequent to the date of Executive's death.

                    5.2 TERMINATION FOR CAUSE OR TOTAL DISABILITY; RESIGNATION. In the event Executive is discharged "For Cause" or due to his "Total Disability" (as those terms are defined below) or in the event Executive resigns (other than pursuant to Section 5.5 hereof), then upon such occurrence, this Agreement shall be deemed terminated and Corporation shall be released from all obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination date and as provided in Section 6.2 hereof.

                    5.3 TERMINATION OTHER THAN FOR CAUSE OR TOTAL DISABILITY. In the event Executive

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is discharged other than "For Cause" or due to his "Total Disability," then such termination shall only be effective if prior to the date hereof, the Corporation shall have delivered to Executive the balance of his salary that would have been paid by the Corporation pursuant to Section 4.1 hereof over the full Term of the Agreement if the Corporation had not terminated this Agreement. Such amount shall be payable in two (2) installments as follows: (i) fifty (50%) percent of the amount due pursuant to the terms of this Section 5.3 upon termination of the Agreement and (ii) fifty (50%) percent in equal annual installments beginning on the January 1 immediately following such termination and each January 1 thereof until January 1, 2008.

                5.4 "FOR CAUSE". As used herein, the term "For Cause" shall mean:

                      (a) a deliberate and material breach by Executive of his duties and responsibilities under this Agreement that results in material harm to Corporation which breach is committed without reasonable belief that such breach is in, or not contrary to, the best interests of Corporation, and is not remedied within thirty (30) days after receipt of written notice from Corporation specifying such breach; or

                      (b) Executive's plea of guilty or nolo contendere to, or non-appealable conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of Corporation.

                5.5   TERMINATION UPON CHANGE OF CONTROL.

                      (a) If a Change of Control (as defined below) occurs without Executive's prior written consent, Executive shall have the right to terminate this Agreement. At least ten (10) days prior to any such proposed Change of Control, Corporation shall notify Executive of its intention to effect such Change of Control, and Executive shall thereupon have five (5) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement in the event of the Change of Control. If, notwithstanding such notice by Executive, Corporation proceeds with such Change of Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and Executive shall receive in cash, within ten (10) days of termination,
           (i) any compensation accrued and unpaid pursuant to Section 4 of this Agreement, (ii) an amount equal to the balance of Executive's salary that would have been paid by Corporation pursuant to Section 4.1 hereof over the full Term of this Agreement if the Agreement had not been terminated, and (iii) an amount equal to Executive's bonus, if any, for the preceding 12-month period ended December 31, multiplied by the remaining years (including any fractional years) left under this Agreement since the date such bonus was determined by the Board of Directors. In the event that any payment (or portion thereof) to Executive under this Section 5.5 is determined to constitute an "excess parachute payment," under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                            (i) The after-tax value to Executive of the payments
under this Section 5.5 without any reduction; and

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                            (ii)  the  after-tax   value  to  Executive  of  the
payments under this Section 5.5 as reduced to the maximum amount (the "Maximum Amount") which may be paid to Executive without any portion of the payments constituting an "excess parachute payment".

If after applying the agreed upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under this Section 5.5 shall be reduced to the Maximum Amount.

                      (b) If a Change of Control occurs, regardless of whether Executive has consented to such Change of Control, Executive shall have the right to resign for Good Reason (as defined below).

                  5.6 "CHANGE OF CONTROL". As used herein, the term "Change of Control" shall mean:

                      (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof including a "group" as defined in Section 13(d) of the Exchange Act, but excluding Corporation or any subsidiary or any affiliate of Corporation or any employee benefit plan sponsored or maintained by Corporation or any subsidiary of Corporation (including any trustee of such plan acting as trustee), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of Corporation representing 20% or more of the combined voting power of Corporation's then outstanding securities; or

                      (b) When, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

                      (c) The occurrence of a transaction requiring stockholder approval for the acquisition of Corporation by an entity other than Corporation or a subsidiary or an affiliated company of Corporation through purchase of assets, or by merger, or otherwise.

                  5.7 "GOOD REASON" As used herein, the term "Good Reason" shall mean the occurrence of any of the following:

                             (a) the assignment to Executive of any duties inconsistent with his positions, duties, responsibilities and status with Corporation as contemplated hereunder, or any removal of Executive from any positions or offices Executive held as contemplated hereunder, except in connection with the termination of Executive's employment by Corporation For Cause or on account of Total Disability pursuant to

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                                     the requirements of this Agreement;

                             (b) a reduction by Corporation of Executive's Base Salary as in effect as contemplated hereunder, except in connection with the termination of the Executive's employment by Corporation For Cause or due to Total Disability pursuant to the requirements of this Agreement;

                             (c) any termination of Executive's employment by Corporation during the Term that is not effected pursuant to the requirements of this Agreement;

                             (d) any material breach by Corporation of the terms of this Agreement;

                             (e) the relocation of Executive's work location from the location set forth herein; or

                             (f) failure by any successor to Corporation expressly to assume all obligations of Corporation under this Agreement.

   Section 6.  DISABILITY.

           6.1 TOTAL DISABILITY. In the event that after Executive has failed to have performed his regular and customary duties for a period of one hundred and eighty (180) consecutive days or for any two hundred and seventy (270) days out of any three hundred and sixty (360) day period, and before Executive has become "Rehabilitated" (as hereinbelow defined) a majority of the members of the Board of Directors of the Corporation, exclusive of Executive, may vote to determine that Executive is mentally or physically incapable or unable to continue to perform such regular and customary duties of employment and upon the date of such majority vote, Executive shall be deemed to be suffering from a "Total Disability." As used herein, the term "Rehabilitated" shall mean such time as Executive is willing, able and commences to devote his time and energies to the affairs of Corporation to the extent and in the manner that he did so prior to his disability.

           6.2 PAYMENT DURING DISABILITY. In the event Executive is unable to perform his duties hereunder by reason of a disability, prior to the time such disability is deemed a Total Disability in accordance with the provisions of
Section 6.1 above, Corporation shall continue to pay Executive his appropriate Base Salary pursuant to Section 4.1 during the continuance of any such disability. Upon a determination of any Total Disability pursuant to the provisions of Section 6.1 above, Corporation shall pay to Executive his appropriate Base Salary pursuant to Section 4.1 for the twelve (12) month period immediately subsequent to the date of determination of Total Disability.

   Section 7. VACATIONS. Executive shall be entitled to a vacation of four (4) weeks per year, during which period his Base Salary shall be paid in full. Executive shall take his vacation at such time or times as Executive and Corporation shall determine is mutually convenient.

   Section 8. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding Corporation,

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including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to Corporation, is the sole property of Corporation, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by Corporation herein, Executive will not, at any time, during or after his employment hereunder, reveal, divulge or make known to any person, any information acquired by Executive during the course of his employment, which is treated as confidential by Corporation, including but not limited to its customer list, and not otherwise in the public domain. The provisions of this
Section 8 shall survive Executive's employment hereunder.

   Section 9. COVENANT NOT TO COMPETE.

                    (a) Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of Corporation that Executive agree, and accordingly, Executive does hereby agree, that he shall not, directly or indirectly, at any time during the "Restricted Period" within the "Restricted Area" (as those terms are defined in Section 9(e) below):

                           (i) except as provided in Subsection (c) below, engage in the business of manufacturing, designing or marketing shoes either on his own behalf or as an officer, director, stockholder, partner, consultant,
                                     associate,    employee,    owner,    agent,
                                     creditor,    independent   contractor,   or
                                     co-venturer of any third party; or

                             (ii) employ or engage, or cause or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any third party, any non-secretarial employee or agent of Corporation.

                    (b) Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any third party, at any time during the Term and during the Restricted Period solicit any customers of Corporation.

                    (c) If any of the restrictions contained in this Section 9 shall be deemed to be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof and in its reduced form this Section shall then be enforceable in the manner contemplated hereby.

                    (d) This Section 9 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding five percent (5%) of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

                    (e) The term "Restricted Period," as used in this Section 9, shall mean the period of Executive's actual employment hereunder plus: (i) twelve (12) months after the date Executive is actually no longer employed by Corporation in the event this Agreement expires or Executive's termination For Cause; and, (ii) twenty-four (24) months after the date Executive is actually no longer employed by Corporation in the event that Executive resigns,


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         except if Executive  resigns  pursuant to Section 5.5 hereof.  The term
         "Restricted Area" as used in this Section 9 shall mean the seventy-five
         (75) mile radius from Corporation's principal executive offices.

                  (f) The provisions of this Section 9 shall survive the termination of Executive's employment hereunder and until the end of the Restricted Period as provided in Section 9(e) hereof.

         Section 10.  MISCELLANEOUS.

                 10.1 INJUNCTIVE RELIEF. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Executive agrees that any breach or threatened breach by him of Sections 8 or 9 of this Agreement shall entitle Corporation, in addition to all other legal remedies available to it, to apply to any court of competent jurisdiction to seek to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Executive hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which Corporation seeks enforcement thereof such restriction shall be limited to the extent permitted by law.

                 10.2 ASSIGNMENTS. Neither Executive nor Corporation may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other.

                 10.3 ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by Corporation, supersedes all prior understandings and agreements, whether oral or written, between Executive and Corporation, including but not limited to the Prior Employment Agreement, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

                 10.4 BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

                 10.5 HEADING. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                 10.6 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set

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forth above or to such other address as either party may  hereafter  give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

                 10.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of 1aws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of New York, County of New York.

                 10.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 10.9 TERMINATION OF CONSULTING AGREEMENT PROVISION. Reference is made to the Consulting Agreement (the "Consulting Agreement"), dated as of March 23, 1995, between BOCAP Corp., a Florida corporation ("BOCAP"), and Corporation, and the Assignment and Assumption Agreement, dated as of May 26, 1995, among BOCAP, Executive and Corporation, pursuant to which Executive assumed the rights and duties of BOCAP under the Consulting Agreement. The second paragraph of Section 3 of the Consulting Agreement is hereby terminated and shall be of no further force and effect as of the date hereof.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                   STEVE MADDEN LTD.

                                   By: /s/ Steve Madden
                                      ------------------------------
                                           Steve Madden


                                       /s/ Steve Madden
                                      ------------------------------
                                           Steve Madden

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